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                                                                   EXHIBIT 10.25

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of the 1st day of October 1996 by and between EXIGENT DIAGNOSTICS, INC., a Delaware corporation ("Borrower") and SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation ("Lender").

     WHEREAS, Lender and Borrower have entered into or are about to enter into an agreement (the "Purchase Agreement") for the purchase by Borrower of all of the assets and certain of the liabilities of the Point Of Care Business currently operated by SMITHKLINE BEECHAM DIAGNOSTIC SYSTEMS, INC. (the "POC Business"), all as set forth in the letter of intent and terms and conditions attached hereto as Exhibit A executed by Lender and Borrower on the date hereof (the "Terms and Conditions").

     WHEREAS, pursuant to the Terms and Conditions, Lender has agreed to lend to Borrower (the "Loan"), for use in the development of the POC Business in anticipation of Borrower's purchase of the POC Business, up to One Million Dollars ($1,000,000).

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Loan.
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          (a) Lender agrees to lend up to $1,000,000 to Borrower for (i) the purchase of capital items, (ii) escrow funds and option payments in connection with Borrower's office lease, and (iii) operating costs to the extent hereinafter set forth. In all cases, such amounts shall be used in the development of the POC Business as more particularly set forth herein and in the Terms and Conditions. Borrower shall be entitled to borrow such amounts (subject to Section 1(b)) at such times after the date hereof and until December 31, 1996 as Borrower may request in writing to Lender. Such requests shall be forwarded to the attention of William J. Shulby, SmithKline Beecham, Corporate Treasury Department, FP 2305, One Franklin Plaza, Philadelphia, PA 19101, with a copy to: James Agnello, Controller, SmithKline Beecham Clinical Laboratories, 1201 South Collegeville Road, Collegeville, PA 19426. Such request shall state the amount of the requested draw and the use of the proceeds so drawn, with disbursement to be made by Lender substantially contemporaneously with Borrower's payment to the applicable third party of the proceeds to be disbursed. Borrower shall execute and deliver such documentation as Lender shall reasonably request to evidence Lender's security interest in any such purchased item.

          (b) The amount of funding which Borrower may request pursuant to
Section 1(a) shall be reduced by any amount which Borrower directs Lender to loan to the POC Business; provided that such amount shall not exceed that amount which is both (i) necessary to fund operating expenses of the POC Business

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in excess of $450,000 per month (without proration in the case of any partial month) and (ii), when added to all other amounts used to fund operating expenses of the POC Business pursuant to this Section 1(b), not in excess of $200,000.

          (c) Borrower shall execute and deliver to Lender a Promissory Note in the form attached hereto as Exhibit B (the "Note"), evidencing Borrower's obligation to repay borrowed funds to Lender. Each draw shall be recorded on the schedule of notes and payments to the Note.

          (d) If Borrower has not obtained a written, unconditional commitment for the funding referred to in the last paragraph of the Terms and Conditions (the "Funding") by October 31, 1996, Lender shall cease to be obligated by this Agreement to loan any additional amounts to Borrower or to the POC Business or to disburse any undisbursed funds to Borrowers for which a written request has been submitted to Lender pursuant to Section 1(a) which is pending at October 31, 1996. If Borrower has not closed by November 30, 1996 pursuant to such a commitment for Funding, Lender shall similarly cease to be obligated to loan or disburse funds under this Agreement.

          (e) If Borrower has closed such Funding on or prior to November 30, 1996, then Borrower may continue to draw down against the Credit Facility until December 31, 1996.

     2.   Payment of Principal.  The principal sum shall be due and payable in
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lawful money of the United States at the principle address of Lender or such other place as Lender may designate, to the extent that the same shall not have been sooner paid, at the demand of Lender made not earlier than December 31, 1996, as may be more particularly set forth in the Purchase Agreement, or (i) if a written, unconditional commitment for the Funding has not been received on or before October 31, 1996, then not earlier than October 31, 1996, or (ii) if a written, unconditional commitment for the Funding has been received on or before October 31, 1996, but if the closing of the Funding has not occurred on or before November 30, 1996, then not earlier than November 30, 1996.

     3.   Payment of Interest.  Interest on the principal outstanding under the
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Loan shall be payable monthly in arrears and shall continue until the entire principal amount of the Loan is paid in full. With Borrower's prior approval, Borrower and Lender may accrue such interest until the Closing Date.

     4.   Interest Rate.  The outstanding principal balance of the Loan shall
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bear simple interest at a rate per annum equal to eight percent (8%) per annum.

     5.   Nonrecourse Security.  Borrower hereby grants to Lender a security
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interest in all of the capital assets of Borrower purchased with funds borrowed hereunder. Such security

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shall be the sole recourse to Lender in the event of default in the repayment of amounts due hereunder and shall constitute the sole collateral securing Borrower's obligations hereunder. The Loan and the Note shall otherwise be nonrecourse to Borrower's other assets, or the assets of any affiliate of Borrower, including without limitation Borrower's shareholders. Borrower shall execute such documents, including without limitation UCC-1 statements, as Lender may reasonably request to evidence or perfect such security interest.

          6.   Conversion. At any time and from time to time prior to repayment
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of all amounts due under the Note, Lender may convert, and, at such times and under such conditions as specified in the Note, Lender shall convert, any or all of the principal amount then due under the Note into fully paid and nonassessable shares of Common Stock of Borrower at the conversion price and on the terms and conditions set forth in the Note.

          7.   Use of Proceeds. Funds advanced under this Loan shall be used for
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the purchase of capital items and, to the extent provided in Section 1 (b), for operating expenses.

          8.   Remedies not Exclusive. The remedies of Lender provided herein or
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otherwise available to Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

          9.   Continuing Enforcement of Agreement. If, after receipt of any
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payment of any payment of all or any part of the obligations hereunder, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement shall continue in full force and effect, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Agreement and shall remain effective notwithstanding the payment of such liabilities, the cancellation of the Note or any other documents relating hereto or thereto, the release of any security interest, lien or encumbrance securing the such liabilities or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Lender shall be deemed to have been conditioned upon any payment of such liabilities having become final and irrevocable.

          10.  Governing Law. This instrument shall be construed according to
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and governed by the laws of the Commonwealth of Pennsylvania.

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          11.  Limitations of Applicable Law.  Notwithstanding any provision
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contained herein, Borrower's liability for the payment of interest shall not exceed the limits now imposed by any applicable usury law. If any provision of this Loan requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to required only the highest such payment permitted by law. Any amounts theretofore received by Lender hereunder in excess of the maximum amount of interest so permitted to be collected by Lender shall be applied by Lender in reduction of the outstanding balance of principal or, if this Loan shall theretofore been paid in full, the amount of such excess shall be promptly returned by Lender to the Borrower.

          12.  Binding Effects; No Modification.  This Agreement shall be
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binding upon and accrue to the benefit of the successors and assigns of each of the parties hereto. No party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto; provided that any party may assign its rights and obligations to any wholly owned subsidiary which is a successor to substantially all of the assets of that party. This agreement may not be modified or amended without the prior written consent of all parties hereto.

          13.  No Implied Waiver. Lender shall not be deemed to have modified or
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waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

          14.  Partial Invalidity. The invalidity or unenforceability of any one
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or more provisions of this Agreement shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

          15.  Notices. All notices and communications under this Agreement
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shall be in writing and shall be given by either (a) hand delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery;
(ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

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     16.  Counterparts. This Agreement may be executed in counterparts, each
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counterpart to be considered an original hereof and all counterparts to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above mentioned.

                                        EXIGENT DIAGNOSTICS, INC.

                                        By: /s/ W. Vickery Stoughton
                                            ----------------------------------
                                            W. Vickery Stoughton
                                            Chairman and Chief
                                            Executive Officer

                                        SMITHKLINE BEECHAM CORPORATION

                                        By: /s/ Hugh R. Collum
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                                            Name: Hugh R. Collum
                                            Title: Chief Financial Officer

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